Exhibit 10.17

Equity Transfer Agreement of

ZMN International Education Consulting (Beijing) Co., Ltd.

(啄木鸟国际教育咨询（北京）有限公司)

Executed Between

Beijing Meitong Education Consulting Co., Ltd. (北京美通教育咨询有限公司)

and

the shareholders, among others, Chen Qiyong, Cao Yawei

March 2018

Appendix 1:	Settlement Conditions
Appendix 2:	Representations and warranties
Appendix 3:	Transition arrangement
Appendix 4:	Letter of consent
Appendix 5:	List of transfer
Appendix 6:	List of assets and liabilities of the Target Company and its subsidiaries, branches and schools
Appendix 7:	List of management members and core employee
Appendix 8:	Letter of disclosure of the Target Company and its subsidiaries, branches and schools
Appendix 9:	Housing leasing
Appendix 10:	Self-prepared teaching materials
Appendix 11:	Trademark
Appendix 12:	List of creditor’s rights transferred from ZMN Education to Party B
Appendix 14:	List of B160 contracts

Equity Transfer Agreement

This Equity Transfer Agreement (the “Agreement”) was signed by the following Parties in Beijing, China on March 15, 2018:

Party A：

Beijing Meitong Education Consulting Co., Ltd. (北京美通教育咨询有限公司)（hereinafter referred to as “Milestone”）, a company of limited liability incorporated in China with the address of 0616, 5th Floor, Building 1, No.113 Zhichun Road, Haidian District, Beijing.

Party B：

(1)	Chen Qiyong	Address: [ ]	ID No.: [ ]

(2)	Cao Yawei	Address: [ ]	ID No.: [ ]

(3)	Cheng Laichuan	Address: [ ]	ID No.: [ ]

(4)	Yan Yarong	Address: [ ]	ID No.: [ ]

(5)	Zhou Pengfei	Address: [ ]	ID No.: [ ]

(6)	Jia Qian	Address: [ ]	ID No.: [ ]

(7)	Chen Qizhi	Address: [ ]	ID No.: [ ]

(8)	Chen Qisheng	Address: [ ]	ID No.: [ ]

(9)	Chen Qilun	Address: [ ]	ID No.: [ ]

(10)	Chen Qitao	Address: [ ]	ID No.: [ ]

(11)	Wang Chunlai	Address: [ ]	ID No.: [ ]

(12)	Liu Lei	Address: [ ]	ID No.: [ ]

(13)	Feng Gang	Address: [ ]	ID No.: [ ]

(14)	Wang Wentao	Address: [ ]	ID No.: [ ]

(15)	Fu Huamei	Address: [ ]	ID No.: [ ]

(16)	Zhang Lie	Address: [ ]	ID No.: [ ]

(17)	Zhang Tianyi	Address: [ ]	ID No.: [ ]

(18)	Zhang Bo	Address: [ ]	ID No.: [ ]

Party C:

Puxin Education Technology Group Co., Ltd. (hereinafter referred to as “Puxin”), a company of limited liability incorporated in China with the address of 05-535, 8th Floor, No. 18, Zhongguancun Street, Haidian District, Beijing.

(Each of these Parties or any party is referred to individually as a” Party” and collectively as “ Parties”)

WHEREAS:

(1)	ZMN International Education Consulting (Beijing) Co., Ltd. (啄木鸟国际教育咨询（北京）有限公司) (hereinafter referred to as “Target Company” or “ZMN Education”), is a company of limited liability incorporated and validly existing under the laws of China, with an unified social credit code of 91110108793436874R, Chen Qiyong being the legal representative, and address of No. 902-03, 3 Suzhou Street, Haidian District, Beijing.

(2)	Party B agrees that the industrial and commercial registration (the “AIC Registration”) formalities for the change in registered capital and equity of the Target Company shall be completed within fifteen (15) days from the date of execution of this Agreement, and Party B holds 100% equity interests of the Target Company.

(3)	Puxin and the Target Company have signed the Letter of Initial Intent for Investment on July 20, 2017.

(4)	Puxin and all shareholders of the Target Company have signed the Equity Transfer Agreement of ZMN Education executed between Puxin and the shareholders of ZMN Education, among others, Chen Qiyong and Cao Yawei” (the “Equity Transfer Agreement”) on July 27, 2017.

(5)	Puxin intends to transfer its rights and obligations under the Equity Transfer Agreement to Milestone, and Milestone agrees to take over Puxin’s rights and obligations under the Equity Transfer Agreement. Where Milestone is unable to perform its obligations under the Equity Transfer Agreement, Puxin shall also assume the corresponding responsibilities.

(6)	Party B agrees to transfer 100% equity interests of the Target Company to Party A in accordance with the terms and conditions contemplated in this Agreement; Party A agrees to acquire the said equity.

Upon negotiation, all Parties have reached consensus on the following terms regarding the transfer of the equity of the Target Company between Party A and Party B:

Article 1. Definitions and Interpretations

1.1	Definitions

In this Agreement, unless otherwise provided by the context, the following expressions shall have the following meanings:

(1)	“Target Company” means ZMN International Education Consulting (Beijing) Co., Ltd. (啄木鸟国际教育咨询（北京）有限公司).

(2)	“Target Equity” means the 100% equity interests in the Target Company held by Party B which shall be acquired from Party B by Party A under this Agreement.

(3)	“Target Interest” means the 100% equity interests in the Target Company held by Party B which shall be acquired from Party B by Party A under this Agreement, for which Party A indirectly holds the equity interests and ownership of the subsidiaries, branches and schools of the Target Company.

(4)	“Equity Transfer” means Party A acquires and holds the transferred equity of the Target Company under this Agreement.

(5)	“This Transaction” means the transactions related to this Equity Transfer.

(6)	“Date of Management Transfer” means the date on which the business personnel of Party A are actually stationed in the Target Company and its subsidiaries, branches and schools pursuant to the provisions of Article 5.1 of this Agreement, that is, August 1, 2017.

(7)	“Closing Date” means the date contemplated in the Article 5.2 of this Agreement.

(8)	“Renminbi” means the lawful currency of China. Unless otherwise specified, “yuan” means “Renminbi yuan”.

1.2	Interpretations

(1)	References to the laws of China in this Agreement shall include any regulations, ordinances, legally binding policies or other ancillary legislation in the jurisdiction. References to laws shall include revisions and changes made thereto from time to time. References to this Agreement or any contract shall be construed as including revisions, changes or updates that may be made thereto.

(2)	The terms “of this Agreement”, “in this Agreement” and “under this Agreement” and phrases of similar meanings used in this Agreement shall mean the entire Agreement instead of any specific article of this Agreement.

(3)	The Parties may sign a simplified version of this Agreement for the purpose of AIC Registration for the Equity Transfer, as the case may be. Where such simplified agreement is inconsistent with this Agreement or such agreement does not provide otherwise, this Agreement shall prevail.

Article 2. Transfer of Rights and Obligations and Equity Transfer

2.1	General Transfer of Rights and Obligations and Equity Transfer

(1)	General transfer of rights and obligations

All Parties agreed that Puxin shall transfer all of its rights and obligations under the Equity Transfer Agreement to Milestone upon the execution of this Agreement, and Milestone shall take over Puxin’s status as a party to the Equity Transfer Agreement, and shall be entitled to the corresponding rights and assume the corresponding obligations. All Parties’ signing on this Agreement shall be deemed to have agreed the transfer of the above-mentioned rights and obligations in entirety.

(2)	Target Company’s equity structure under AIC Registration

Serial no.	Name of shareholder	Subscribed contribution (RMB’0000)	Percentage of contribution
1.	Chen Qiyong	519.128	37.618%
2.	Zhang Lie	233.110	16.892%
3.	Cao Yawei	197.340	14.300%
4.	Yan Yarong	93.467	6.773%
5.	Cheng Laichuan	78.232	5.669%
6.	Zhang Tianyi	49.680	3.600%
7.	Zhou Pengfei	28.044	2.032%
8.	Chen Qitao	26.951	1.953%
9.	Fu Huamei	24.191	1.753%
10.	Chen Qizhi	20.769	1.505%
11.	Wang Chunlai	19.886	1.441%
12.	Jia Qian	15.235	1.104%
13.	Liu Lei	14.308	1.037%
14.	Chen Qilun	13.151	0.953%
15.	Zhang Bo	12.268	0.889%
16.	Wang Wentao	11.923	0.864%
17.	Feng Gang	11.923	0.864%
18.	Chen Qisheng	10.391	0.753%

Total		1380.000	100.000%

(3)	Equity Transfer

Party B agrees to transfer the equity interests it held in the Target Company to Party A in accordance with the terms and conditions stipulated in this Agreement. The details of the transfer are as follows:

Serial no.	Name of transferor	Subscribed capital for transfer (RMB’0000)	Percentage of total subscribed capital for transfer
1.	Chen Qiyong	519.128	37.618%
2.	Zhang Lie	233.110	16.892%
3.	Cao Yawei	197.340	14.300%
4.	Yan Yarong	93.467	6.773%
5.	Cheng Laichuan	78.232	5.669%
6.	Zhang Tianyi	49.680	3.600%
7.	Zhou Pengfei	28.044	2.032%
8.	Chen Qitao	26.951	1.953%
9.	Fu Huamei	24.191	1.753%
10.	Chen Qizhi	20.769	1.505%
11.	Wang Chunlai	19.886	1.441%
12.	Jia Qian	15.235	1.104%
13.	Liu Lei	14.308	1.037%
14.	Chen Qilun	13.151	0.953%
15.	Zhang Bo	12.268	0.889%
16.	Wang Wentao	11.923	0.864%
17.	Feng Gang	11.923	0.864%
18.	Chen Qisheng	10.391	0.753%

Total		1380.000	100.000%

Upon Closing, Party A shall become the sole shareholder of the Target Company, and Party A shall hold 100% equity interests in the Target Company.

2.2	Entitlement to interests

From the Date of Management Transfer, Party A shall directly or indirectly hold titles to all the assets, creditor’s rights, and other related interests of the Target Company and its subsidiaries, branches and schools, including but not limited to:

(1)	Fixed assets, office equipment, existing hardware facilities, teaching materials and commodity materials in stock, all operations, enrollment and OA systems, technology platforms, and intellectual properties (including but not limited to the brands, logos, copyrights, trademarks, domain names, WeChat accounts and Weibo accounts, of the Target Company and the Target School) of the Target Company and its subsidiaries, branches and schools; among which, the trademarks of the Target Company and its subsidiaries, branches and schools to be entitled by Party A trademark shall be limited to the trademarks listed in Appendix 11.

(2)	Party A shall be entitled to the dividends of the Target Company and its subsidiaries and schools, and related rights and interests based on the Target Interest.

2.3	Liabilities commitment

The target of the Target Equity held by Party B transferred to Party A shall include all liabilities and contingent liabilities of the Target Company and its subsidiaries, branches and schools up to the Date of Management Transfer, but excluding the potential administrative penalties, litigations and arbitrations under Article 7 of this Agreement.

Article 3. Transfer Price

The Parties agreed that, with reference to the registered capital, carried-over revenue and other factors of the Target Company and its subsidiaries, branches and schools on the signing date of this Agreement, the transfer price was determined to be RMB65.25 million.

As the 100% controlling shareholder of Party A, Puxin agreed to grant Party B the share options as to 1% of the total share capital of Puxin, for which the Parties concerned shall sign a separate agreement.

Article 4. Closing Conditions, Payment and Post-closing

4.1	Payment

Party A shall pay the transfer price in cash. The specific payment arrangements are as follows:

(1)	The first installment of the transfer price payable by Party A is RMB18.25 million (the “first installment”). As of the date of the execution of this Agreement, Puxin has already paid the first installment of the transfer price, and Party B confirms that it has received the first installment of the transfer price paid by Puxin.

(2)	The second installment of the transfer price payable by Party A, that is, RMB42.00 million (the “second installment”), is subject to:

a)	Party B shall fully satisfy (or be exempted through written approval by Party A) all the conditions (hereinafter referred to as the “Closing Conditions”) stipulated in Appendix 1 to this Agreement as confirmed by both parties; Party B has already passed the shareholder resolution to change the shareholders of the Target Company to Party A, and has revised the Articles of Association of the Target Company; Party B has been responsible for submitting the application materials for the change of related Target Equity to the competent administration for industrial and commercial authority; and the competent administration for industrial and commercial authority has accepted the above materials and has issued a notice of acceptance.

(b)	Chen Qiyong, Zhang Lie, Dan Bin and ZMN Education have signed a four-party agreement in respect to the provision of an investment in the amount of RMB13,802,300 and return of interest to ZMN Education by Dan Bin on 22 October 2015, and the previous investment in ZMN Education by Zhang Lie. The four-party agreement stipulated that ZMN Education shall repay RMB10,693,024.66 to Dan Bin and shall repay RMB10 million to Zhang Lie. As such, the historical account transactions between Dan Bin, Chen Qiyong, Zhang Lie and ZMN Education have been fully cleared, and there shall not be any other creditor’s right, liability, or any dispute or potential dispute among the four parties.

c)	Pursuant to the Loan and Warranty Agreement signed by Kunming AEUA International Academy (云南师大附中美华国际高中) and ZMN Education, as well as the Supplementary Agreement to the Loan and Warranty Agreement signed by ZMN Education and Chen Qiyong, the parties agreed that the amount of loan and interest between Kunming AEUA International Academy and ZMN Education were RMB0.3 million. Chen Qiyong shall take over the the corresponding creditor’s right to Kunming AEUA International Academy of the remaining RMB0.2 million . ZMN Education shall no longer be involved in any legal issues with such matter or any relevant unsettled debt transactions.

d)	ZMN Education agreed to waive the recovery of the relevant creditor’s rights set out in Appendix 12 with the total amount of RMB362,640, and the creditor of such debt shall be changed to Party B from ZMN Education. In the course of recovery of creditor’s rights, Party B shall be entitled to all revenues and shall bear all legal liabilities incurred therefrom.

e)	Party A has been provided with the approval documents of the Education Bureau and Civil Affairs Bureau in respect to the change of owner of Beijing Haidian ZMN Education Training School from Tian Jing to the Target Company, the board resolutions of the school on the change of the owner, the revised Articles of Association and the Private School Business Permit (《民办学校办学许可证》) and the Private Non-Enterprise Unit Registration Certificate (《民办非企业单位登记证书》) issued upon the change of the owner, proving that the necessary approval and registration procedures have been performed with regards to the change of owner to the Target Company from Tian Jing, without any disputes or potential disputes. Meanwhile, Chen Qiyong has issued a confirmation letter, confirming that he is not entitled to any ownership in Beijing Haidian ZMN Education Training School.

f)	Dalian Shahekou ZMN Education Training School and Xi’an Beilin ZMN Education Training Center have submitted the capital verification reports to Party A at the time of the establishment of the school; and it has been confirmed that the funds of RMB500,000 for establishment of ZMN Education Training School in Shahekou District, Dalian has been paid on time and in full by ZMN Education (Dalian) (啄木鸟教育咨询（大连）有限公司);

g)	The Target Company and its subsidiaries, branches and schools have standardized the housing leasing (see Appendix 9 for details), and have provided Party A with the fire acceptance inspection documents and housing ownership certificates of all the leased houses, including, for the subleased houses, the written documents stipulating the agreement to sublet of the owner of the leased house;

h)	Chen Qiyong, Cheng Laichuan, Li Lin and ZMN Education have signed the Copyright Assignment Agreement for the self-developed teaching materials listed in Appendix 10 and agreed to transfer the copyright of such self-developed teaching materials to ZMN Education free of charge;

i)	Fu Huamei, the copyright holder of the artwork Dr. Woodpecker, has signed the Copyright Assignment Agreement with the Target Company and agreed to transfer the copyright of Dr. Woodpecker to the Target Company free of charge;

As of the date of the execution of this Agreement, Puxin has already waived the preconditions for payment of the second installment and has paid the second installment of equity transfer. Party B confirms that it has received the second installment of equity transfer paid by Puxin.

Exemption of the preconditions for the payment of the second installment by Puxin shall be deemed as such that these preconditions automatically convert to be preconditions to the payment of the third installment, and shall not be deemed that such preconditions have been fulfilled.

As of the Closing Date, where the Target Company or its subsidiaries, branches and schools are subject to administrative penalties or retrospective payment by the relevant competent authorities due to the non-fulfillment of the above-mentioned Closing Conditions, Party B shall bear the relevant liabilities.

(3)	Party A shall pay the third installment of transfer price, that is, RMB5 million (the “third installment”). The conditions to the payment are: (a) Party B has fulfilled its responsibility to complete the AIC Registration with regard to the transfer of the Target Equity, and Party B has provided Party A with a complete set of industrial and commercial archives and business licenses of the Target Company when the AIC registration is completed; (b) the constraints and requirements on Party B set out in Article 4.2 have been satisfied; (c) in accordance with the provisions of Article 4.1(2) of this Agreement, the preconditions for the second installment payment that are not satisfied but automatically converted into the preconditions for the third installment payment are satisfied or have been exempted by Party A. After all of the above (a), (b), and (c) were satisfied, Party A shall pay the third installment to Party B.

(4)	The Parties agree that, pursuant to Article 4.1 (2) of this Agreement, ZMN Education shall repay all the debts incurred by Zhang Lie and Dan B in according to the four-party agreement stipulated in Article 4.1(2)(b) within three working days after the preconditions for the second installment payment that are not satisfied but automatically converted into the preconditions for the third installment payment are satisfied.

4.2	Future matters on management transfer

The Parties further agree that:

(1)	Within six months after the Date of Management Transfer, Party B shall cooperate with the Target Company and its subsidiaries, branches and schools in continuing their operation in accordance with the laws, and make every effort to ensure the stability of the employees, businesses and customers of the Target Company and its subsidiaries, branches and schools, and existing external partnership related to existing students before the Closing.

Where the Target Company or its subsidiaries, branches and schools are subject to administrative penalties by the relevant competent authorities or making retrospective payments after the Closing Date due to the non-fulfillment of the preconditions to the second installment as stipulated in Article 4.1 (2) of this Agreement, Party B shall bear the relevant liabilities for fines and retrospective payments, and Party A shall be entitled to make the deductions from the third installment accordingly.

Chen Qiyong and Cheng Laichuan of Party B shall continue to serve as special advisors for the Target Company for one year from the Date of Management Transfer, and shall participate in various marketing and promotion and student maintenance activities arranged by the Target Company, including but not limited to lectures, parent meetings and services for customers. Party A agrees that Chen Qiyong and Cheng Laichuan shall use the two Beijing car license plates of the Target Company for [            ] years free of charge, starting from the Date of Management Transfer, and each of them shall use one of the license plates. Chen Qiyong and Cheng Laichuan agree to bear various outlays and liabilities arising from the use of such license plates, while the Target Company shall not bear any outlays or liabilities arising therefrom. Where any of the above events cause the Target Company to suffer from any losses, Chen Qiyong and Cheng Laichuan shall be liable for compensation.

Where Chen Qiyong and Cheng Laichuan are using the license plate in compliance with the laws, ZMN Education shall actively cooperate with the annual inspection procedures and provide relevant supporting documents and formalities, if required.

(2)	Party B shall fully assist and cooperate with the Target Company’s affiliate, the Xi’an Beilin ZMN Education Training Center, to complete the change of address formalities, in order to make the addresses recorded in the Private School Business Permit (《民办学校办学许可证》) and the Private Non-Enterprise Unit Registration Certificate (《民办非企业单位登记证书》) be consistent with the actual schooling address;

(3)	Party B shall assist and cooperate with the Target Company’s affiliate, Wu De Pai Ke Foreign Language Training Center (伍德派克外语培训中心) in Jinshui District, Zhengzhou City of at Room 032, 8th Floor, No. 17 Building, Wanfenghuicheng, Dongbeijiao at the intersection of Yinping Road and Yingchun Road to obtain approval issued by the competent education authorities for its physical teaching center;

(4)	Party B shall assist and cooperate with the Target Company, ZMN Cultural Exchange (Shanghai) Company Limited (啄木鸟文化交流 (上海) 有限公司) and its Guangzhou branch, and Chengdu ZMN Education Cultural Exchange Company Limited (成都啄木鸟文化传播有限公司) to apply for working permit for their 10 foreign employees;

(5)	Party B shall assist and cooperate with the Target Company to complete deregistration of Zhongtianyihe (中天一合), a general partnership .

(6)	For the B160 contracts (see Appendix 13 for details) that still have binding force to ZMN Education as of December 31, 2017 , Chen Qiyong shall make due diligence and actively cooperate with ZMN Education to continue to provide free overseas consulting services for the B160 contracts to ensure that the customers obtain good admission results, and to avoid any disputes with customers.

(7)	The Parties agree that, after Puxin has completed the listing, ZMN Education shall assign the trademark “ ” with the number 8476442 and the trademark “ ” with the number 8476366 to Chen Qiyong or its designated entity.

4.3	Party A or Party A’s designated third party shall pay the purchase price to Party B’s designated bank account in accordance with the provisions of this Article after Party B satisfies the terms under this Agreement:

The individual income tax involved in this transaction shall be withheld by Party A, and Party A shall provide Party B with the proof of tax payment. The relevant individual income tax shall be paid by Party B to Party A. Party B, if natural person , shall provide Party A with receipts.

Party B confirms that the payment of final equity transfer price with the relevant individual income tax deducted to Party B’s designated bank account by Party A shall be deemed as that Party A has fulfilled its obligation to pay the entire equity transfer price to Party B under the Equity Transfer Agreement and there shall not have any disputes or potential disputes over the payment of such equity price.

Serial no.	Account name	Bank account no.	Bank information
1.	Chen Qiyong	[●]	Zhongguancun Sub-branch of Beijing Branch of China Merchants Bank
2.	Cao Yawei	[●]	Haidian West District Sub-branch of Beijing Branch of Industrial and Commercial Bank of China
3.	Cheng Laichuan	[●]	Beijing Zhongguancun Branch of China Merchants Bank
4.	Yan Yarong	[●]	Dong Si Huan Sub-branch of Beijing Branch of China Merchants Bank
5.	Zhou Pengfei	[●]	Beijing Zhongguancun Branch of China Merchants Bank
6.	Jia Qian	[●]	Beijing Jingguang Bridge Branch of China Merchants Bank
7.	Chen Qizhi	[●]	Sales Department of Yizheng Rural Commercial Bank Co., Ltd.
8.	Chen Qisheng	[●]	Sales Department of Yizheng Rural Commercial Bank Co., Ltd.
9.	Chen Qilun	[●]	Nanjing Liuhe Chaoyang Branch Office of Industrial and Commercial Bank of China
10.	Chen Qitao	[●]	Beijing Yu Fa Branch Office of Agricultural Bank of China Limited
11.	Wang Chunlai	[●]	Nanjing Liuhe Branch of China Construction Bank
12.	Liu Lei	[●]	Haidian Sub-branch of Beijing Branch of China Merchants Bank
13.	Feng Gang	[●]	Henan Zhengzhou Huayuan Bei Road Branch of Bank of Communications
14.	Wang Wentao	[●]	Taiyuan Pingyang Road Branch of China Merchants Bank
15.	Fu Huamei	[●]	Donghu Sub-branch of Wuhan Branch of China Merchants Bank
16.	Zhang Lie	[●]	Xi’an City North Branch of China Merchants Bank
17.	Zhang Tianyi	[●]	Fenglin Luzhou Sub-branch of Xi’an Branch of China Merchants Bank
18.	Zhang Bo	[●]	Sales Department of Xi’an Branch of China Merchants Bank

Article 5. Management Transfer and Closing

5.1	As confirmed by the Parties, the “Date of Management Transfer” under this Agreement shall be the date on which the business personnel of Party A are actually stationed in the Target Company and its subsidiaries, branches and schools, that is, determined as 31 July 2017. From the Date of Management Transfer, Party A shall begin to substantively operate and manage the business, finance, personnel and other matters of the Target Company and its subsidiaries, branches and schools, with the highest operational decision-making authorities and financial management authorities, and the Target Company and its subsidiaries, branches and schools shall, in the form of resolution documents, change the directors/executive directors, supervisors and senior management personnel of the Target Company and its subsidiaries, heads of branches, principals, legal representatives and members of the council/board of directors of the Target School to Party A’s designated persons.

The rights and interests and liabilities of the Target Company and its subsidiaries, branches and schools shall be determined in accordance with the provisions of Articles 2.2 and 2.3 of this Agreement. The Target Company and its subsidiaries, branches and schools shall be included in the financial consolidation of Party A. After the Date of Management Transfer, Party A shall be entitled to the entire equity interests of the Target Company and its subsidiaries, branches and schools and shall assume corresponding obligations.

5.2	As confirmed by the Parties, the “Closing Date” under this Agreement shall be the date on which Party A has completed the registration with the competent industrial and commercial authority as the shareholder holding the 100% equity interests of the Target Company in accordance with the terms of Appendix 1 “Closing Conditions” of this Agreement.

5.3	The Parties shall make their best effort to ensure that the Closing Conditions are met before 15 March 2018 (hereinafter referred to as the “Long Stop Date”).

Article 6. Representations and Warranties of Party A

6.1	For the purpose of completing the transactions under this Agreement, Party A hereby represents and warrants that:

(1)	Party A is an enterprise established under the laws of China and is a validly existing company with an independent corporate status.

(2)	This Agreement constitutes legal, valid and binding obligations for Party A. Except for any reason on Party B’s part, Party A shall not arbitrarily terminate or suspend the performance of this Agreement.

Article 7. Representations and Warranties of Party B

7.1	For the purpose of completing the transactions under this Agreement, Party B hereby represents and warrants that as of the Date of Management Transfer:

(1)	The matters set forth in Appendix 2 “Representations and Warranties” to this Agreement are true in all material respects.

(2)	Party B’s contribution to the Target Company has been fully paid in accordance with the provisions of the PRC Company Law and the Company’s Articles of Association. The Company’s shareholding structure is clear and there are no nominee equity holdings or relevant disputes. Party B is the legal holder of the equity held by it, and there are no pledges, guarantees, and other encumbrances on such equity, and nor is there any disputes involved third parties. Party B has full and legal ownership and disposal rights over the equity transferred to Party A under this Agreement. The process and results of acquiring the Target Equity are in compliance with laws and regulations, and shall not result in any legal or financial adverse effects or contingent liabilities of the Target Company and/or Party A. Where there is any compensation or any other kind of third-party claims arising from any dispute over the Target Company’s equity, resulting in any loss to the Target Company and Party A, Party B shall bear full responsibility for compensation to the Target Company and Party A.

(3)	The Target Company and its subsidiaries and branches have all the necessary permits, licenses and government approvals required for their current business operations, and shall have them remain fully effective until the date of completion of the closing; there is no matter that may cause or result in any derogation of the effect of any such permit, license or government approval, except that such derogation is resulted from such events that the subsidiaries, branches and schools of the Target Company have not yet obtained qualifications related to training, or that the business license of Shanghai subsidiaries of the Target Company does not include educational consultation business as of the Data of Management Transfer.

(4)	The operation of the Target School complies with requirements of the relevant laws and regulations. If any penalty is imposed and the Target School suffers any loss accordingly in case of violation of any laws and regulations including but not limited to failure to timely obtain documents such as, if applicable, approval documents from competent educational authorities and competent departments of civil affairs in relation to school incorporation and successive changes of school information, internal resolution documents, Private School Business Permit (《民办学校办学许可证》)” and the “Private Non-Enterprise Unit Registration Certificate (《民办非企业单位登记证书》), and discrepancy between the actual business address and the registered address set out in Private School Business Permit (《民办学校办学许可证》)” and the “Private Non-Enterprise Unit Registration Certificate (《民办非企业单位登记证书》), Party B shall be liable to the Target School and Party A for the relevant liabilities and economic compensation. As of the Date of Management Transfer, the following circumstances are exceptions: the Target Company’s subsidiaries, branches and schools have not obtained relevant training qualification and the Target Company’s Shanghai subsidiaries are subject to administrative penalty by relevant competent authorities and are ordered to make additional payment as the educational consultation business had not been included in their business license.

(5)	If administrative penalty is imposed on the Target Company’s schools due to failure to timely and fully make payment of start-up funds, Party B shall be liable to the Target Company and Party A for the relevant liabilities and economic compensation.

(6)	If the Target Company and its subsidiaries and schools are subject to administrative penalty due to failure to timely complete the annual inspection procedures of their motor vehicles, and failure to timely purchase compulsory liability insurance for the motor vehicles, Party B shall be liable to the Target Company and Party A for the relevant liabilities and economic compensation.

(7)	If defects of the property leased by the Target Company and its subsidiaries exist, including but not limited to defective title of the property, failure to complete the procedure of examination and acceptance of fire prevention measures, non-compliance of actual usage with the designed usage of the property, sublease of leased property without consent of property owner, resulting in loss suffered arising from imposition of administrative penalty, occurrence of safety lability incidents and relocation of school address, Party B shall be liable to Target Company and Party A for the relevant liabilities and economic compensation

(8)	If the Target School and Party A suffer any loss due to imposition of administrative penalty by tax authorities or is charged with criminal liabilities since the Target Company and its subsidiaries, branches and schools fail to fully report their taxes, Party B shall be liable to the Target School and Party A for the relevant liabilities and economic compensation.

(9)	If the Target Company is subject to any administrative penalty or suffers any loss accordingly due to part-time employment of public primary and secondary school teachers in the subsidiaries of the Target Company, Party B shall be liable to the Target Company and Party A for the relevant liabilities and economic compensation.

If the Target Company and its subsidiaries, branches and schools are subject to administrative penalty or are required to make retrospective payments due to non-compliance with requirements of laws and regulations in relation to their payments of social insurance or housing provident fund, or if any labor disputes arise accordingly, Party B shall undertake to be liable to Target School and Party A for the relevant liabilities and economic compensation.

This Agreement constitutes legal, valid and binding obligations for Party B. In case of any falseness or breach of the aforesaid representations and warranties by Party B, it shall be liable for the related compensation.

Article 8. Special Undertakings

8.1	Non-competition

After the Date of Management Transfer, Party B shall not use or register trade names and trademarks listed in Appendix 11 (including homophone trade names and trademarks), and within 2 years from the date of the Management Transfer, Party B shall not be engaged in, invest, manage, operate and run any business that compete with the business conducted by the Target Company and its subsidiaries, branches and schools on the date of execution of this Agreement. However, Chen Qiyong may be engaged in business of “3+1 Planning Platform of Studying Abroad” and be given priority to cooperate with ZMN Education. Party B shall not procure, induce or persuade any employees of the Target Company and the Target School to leave in any way.

8.2	Restriction on malicious acts

Upon the Date of Management Transfer, Party B shall not conduct any act in the names of the Target Company or its subsidiaries, branches, schools that may cause the said company, subsidiaries, branches and schools to suffer from any liabilities, losses, damages, claims, expenses and outlays, interests, judgements, awards and penalties.

8.3	Restriction on material dishonest acts

Party A has not discovered the following acts by Party B, the Target Company and its subsidiaries, branches and schools during due diligence by Party A: (1) the information provided is materially false or contains material omission; or (2) the data provided contains significant error, that is, the difference between the provided data and the correct data exceeds 10%.

Article 9. Arrangement for Transition Period

Party B agrees to comply with the undertakings and arrangement set out in Appendix 3 from the date of execution of this Agreement to the Closing Date (hereinafter referred to as “Transition Period”)

Article 10. Confidentiality

All Parties to this Agreement shall keep the content and the existence of this Agreement confidential. Parties to this Agreement shall not disclose to the public any information of transaction under this Agreement without prior written consent from other Parties, provided that, each party may disclose such confidential information to its own directors, senior management, employees, professional consultants, or its affiliates (hereinafter referred to as “Authorized Person”), but such disclosing party shall procure those Authorized Persons to comply with said requirements, as if they were a party to this Agreement. Unless required by the laws or government or regulatory authorities, or unanimously agreed by all Parties, no party shall publicly disclose or announce any information relating to the relationship between the Parties or their participation in this Agreement.

Article 11. Expenses and Fees

Unless otherwise specified in this Agreement, each party shall be responsible for its own expenses and fees related to this Equity Transfer transaction, including expenses and fees relating to legal, audit, tax, assessment and other miscellaneous aspects.

Article 12. Liabilities for Breach of this Agreement

12.1	If either Party to this Agreement causes actual loss to other Parties due to breach or non-performance of its obligations under this Agreement in part or in all, the defaulting party is obliged to pay damages; in the event that multiple Parties are at fault for the loss, such Parties shall undertake their own liabilities for breach of agreement respectively based on actual conditions.

12.2	If one or several persons of Party B breaches Article 4, Article 5, Article 7, Article 8, Article 9, Article 10, Article 11 and/or Article 13.2, or materially breaches this Agreement, which causes any direct or indirect loss to Party A or its affiliates, senior management, directors, employees, management staff, professional consultants, authorized persons and agents (each as “Indemnified Party of Party A”), including but not limited to:

(1)	any liabilities, loss, damage, claim, expenses and outlays, judgements, awards and penalty, excluding any incidental or indirect damage, loss and expenses;

(2)	reasonable legal and consulting cost and expenses.

Party A is entitled to request the responsible person of Party B to pay damages to Party A, and hold Party A harmless; Party A is entitled to deduct such loss and its related expenses or fees from the transfer price.

12.3	Notwithstanding the aforesaid articles, any violation of special undertakings contemplated in the Article 8 of this Agreement by one person or several persons of Party B shall constitute a fundamental breach of this Agreement. In case of Party B’s fundamental breach of this Agreement, Party A is entitled to take any of the following measures, in addition to its rights to claim against the responsible person of Party B for liabilities for breach of agreement stipulated under the aforesaid Article 12.2 that:

(1)	Require Party B (the defaulting party) to cease the breach immediately;

(2)	Elects to terminate the transactions contemplated by this Agreement without payment of any consideration of equity transfer and Party B (the defaulting party) shall return Party A all consideration of equity transfer that has been paid by Party A.

Article 13. Validity and Termination

13.1	This Agreement shall be signed or sealed by all Parties, and shall be effective from the date mentioned in the preamble.

13.2	All Parties agree that if closing conditions have not been fully satisfied within thirty (30) days after the Long Stop Date agreed by the Parties, except for the closing conditions that are waived by Party A in writing confirmation, Party A is entitled to terminate this Agreement at its discretion.

13.3	All Parties agree that unless Party B breaches this Agreement, if Party A is in breach of its payment obligation under Article 4 of this Agreement, it shall pay to Party B additional damages of 0.05% of the amount payable and outstanding by Party A to Party B on the scheduled payment date until all payment obligation have been fully performed by Party A.

13.4	All Parties agree that if Party B breaches the representations and warranties under Article 4, Article 5, Article 7, Article 8, Article 9, Article 10, Article 11, Article 3 of Appendix 1, and Appendix 2, and such breach cannot be corrected or has not been corrected within ten (10) days after Party A serves a written notice to Party B regarding such breach, Party A may choose to terminate this Agreement.

13.5	This Agreement, once executed, constitutes the final stipulation to each Parties for matters contemplated in this Agreement.

Article 14. Notice

All notice, demand or other communication issued under this Agreement shall be made in writing, delivered or posted to the valid address or fax number of the relevant party, and written communication by post shall be equally valid.

Article 15. Applicable Laws and Dispute Resolution

15.1	The laws of the PRC that are officially issued and publicly available shall apply as to the entering, validity, interpretation, performance, amendment and termination and dispute resolution of this Agreement.

15.2	If a dispute on the interpretation or performance of this Agreement arise among the Parties, solution shall be first sought through amicable negotiation. If the negotiation fails, either party may bring the case to arbitration. If the dispute fails to be settled within thirty (30) days after either party issues a written notice to request commencement of negotiation, either party may bring the case to China International Economic and Trade Arbitration Commission for arbitration (“CIETAC”) according to the prevailing effective arbitration rules of the CIETAC, and the place of arbitration shall be Beijing.

15.3	During the process of arbitration, except for the part that are involved in the dispute and pending arbitration, the rest of this Agreement shall be continually performed.

15.4	Unless otherwise provided by the arbitration awards, the arbitration cost shall be borne by the losing party.

Article 16. Miscellaneous

16.1	This Agreement is an amendment and restatement to the Equity Transfer Agreement. This Agreement, once signed, shall supersede all prior undertakings, memoranda, agreements or any other documents between all Parties, including but not limited to the Equity Transfer Agreement; in case of conflict between the Equity Transfer Agreement and this Agreement and its appendix, this Agreement and its appendix shall prevail.

16.2	For purpose of the relevant AIC registration and tax registration, Parties may enter into a simplified version of this Agreement. However, the rights and obligations of each party shall be subject to the stipulation of this Agreement. In case of any discrepancy between the simplified version and this Agreement, this Agreement shall prevail, regardless whether the simplified version is signed after the execution of this Agreement.

16.3	This Agreement is executed in quintuplicate (in 5 counterparts), two (2) for Party A, and one (1) for the Target Company, Chen Qiyong (representative of Party B) and Zhang Lie respectively, each of which shall have equal effect in law.

16.4	A written supplemental agreement shall be signed by all Parties to amend this Agreement. In case of any discrepancy with this Agreement, the supplemental agreement shall prevail.

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Party A: Beijing Meitong Education Consulting Co., Ltd. (北京美通教育咨询有限公司) (Seal)

Legal Representative: /s/ Sha Yunlong

                                     Name: Sha Yunlong

/s/ Seal of Beijing Meitong Education Consulting Co., Ltd.

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Party B:

Chen Qiyong	Signature: /s/ Chen Qiyong

Cao Yawei	Signature: /s/ Cao Yawei

Cheng Laichuan	Signature: /s/ Cheng Laichuan

Yan Yarong	Signature: /s/ Yan Yarong

Zhou Pengfei	Signature: /s/ Zhou Pengfei

Jia Qian	Signature: /s/ Jia Qian

Chen Qizhi	Signature: /s/ Chen Qizhi

Chen Qisheng	Signature: /s/ Chen Qisheng

Chen Qilun	Signature: /s/ Chen Qilun

Chen Qitao	Signature: /s/ Chen Qitao

Wang Chunlai	Signature: /s/ Wang Chunlai

Liu Lei	Signature: /s/ Liu Lei

Feng Gang	Signature: /s/ Feng Gang

Wang Wentao	Signature: /s/ Wang Wentao

Fu Huamei	Signature: /s/ Fu Huamei

Zhang Lie	Signature: /s/ Zhang Lie

Zhang Tianyi	Signature: /s/ Zhang Tianyi

Zhang Bo	Signature: /s/ Zhang Bo

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Party C: Puxin Education Technology Group Co., Ltd.

Legal Representative:	/s/ Sha Yunlong
Name: Sha Yunlong

/s/ Seal of Puxin Education Technology Group Co., Ltd.